Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value US$0.00001 per share, of Lotus Technology Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2026.

Eric Li (Li Shufu)

/s/ Eric Li (Li Shufu)

Lotus Advanced Technology Limited Partnership

By:	/s/ Qingfeng Feng
Name:	Qingfeng Feng
Title:	Authorized Signatory

Lotus Technology International Investment Limited

By:	/s/ Donghui Li
Name:	Donghui Li
Title:	Authorized Signatory

Lotus Group International Limited

By:	/s/ Qingfeng Feng
Name:	Qingfeng Feng
Title:	Authorized Signatory